Exhibit 10.26

RESTRICTED STOCK UNIT GRANT NOTICE

UNDER THE

AERSALE CORPORATION

2020 EQUITY INCENTIVE PLAN

(Non-Employee Directors)

AerSale Corporation (the “Company”), pursuant to its 2020 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), and its First Amended and Restated Non-Employee Directors Compensation Policy effective February 8, 2022, as it may be amended and restated from time to time (the “Policy”) hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:

Grant Date:

Vesting Start Date:

Number of Restricted Stock Units:

Vesting Schedule:

100% of the Restricted Stock Units shall vest on the first anniversary of the Grant Date, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date and subject to any exceptions in the Policy.

[Signature Pages and Restricted Stock Unit Agreement Follow]

AERSALE CORPORATION

By:
Title:

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN.

PARTICIPANT[1]

[1]

To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

[Signature Page to RSU Agreement]

RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

AERSALE CORPORATION

2020 EQUITY INCENTIVE PLAN

(Non-Employee Directors)

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”), the AerSale Corporation 2020 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), and the First Amended and Restated Non-Employee Directors Compensation Policy effective February 8, 2022, as it may be amended and restated from time to time (the “Policy”), AerSale Corporation (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.

Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

2.	Vesting.

(a)	Subject to the conditions contained herein,and in the Plan and in the Policy, the Restricted Stock Units shall vest as provided in the Grant Notice.

(b)

In the event of a Change in Control, provided that the Participant has not undergone a Termination prior to occurrence thereof, any unvested Restricted Stock Units will become vested as of immediately prior to such Change in Control.

3.

Settlement of Restricted Stock Units. The Company will deliver to the Participant, without charge, as soon as reasonably practicable following the applicable vesting date (and in no event later than March 15th of the calendar year following the calendar year in which such vesting date occurs), one share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party stock plan administrator. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.

4.

Treatment of Restricted Stock Units Upon Termination or Severance from the Board. The provisions of Section 9(c)(ii) of the Plan and Paragraph 2(c) of the Policy are incorporated herein by reference and made a part hereof.

5.	Company; Participant.

(a)	The term “Company” as used in this Restricted Stock Unit Agreement with reference to service shall include the Company and its Subsidiaries.

(b)

Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6.

Non-Transferability. The Restricted Stock Units are not transferable by the Participant and no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

7.

Rights as Shareholder; No Dividend Equivalents. The Participant shall have no rights as a shareholder with respect to any share of Common Stock (whether in respect of voting or dividend or distribution rights or otherwise) underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock.

8.	Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.

9.

Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.

10.

Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted, or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

11.

No Right to Continued Service. Any questions as to whether and when there has been a Termination shall be determined in the sole discretion of the Company. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as a director or service provider to the Company.

12.	Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13.

Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment, or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14.

Clawback / Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (i) canceling the Restricted Stock Units; or (ii) requiring that the Participant forfeit any gain realized on the settlement of the Restricted Stock Unit or the disposition of any shares of Common Stock received upon settlement of the Restricted Stock Units, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable law.

15.

Governing Law and Venue. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice, or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice, or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

16.

Plan. The terms and provisions of the Plan and the Policyare incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan, the Policy and the provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan and the Policy shall govern and control.

17.

Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Restricted Stock Units made under this Restricted Stock Unit Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; and (c) no past grants or awards (including, without limitation, the Restricted Stock Units awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever.

18.

Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan and the Policy by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.

Entire Agreement. This Restricted Stock Unit Agreement, the Grant Notice, the Plan and the Policy constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.